Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-63023 on Form S-8 of our report dated June 22, 2007, relating to the financial statements of Northeast Utilities Service Company 401(k) Plan for the year ended December 31, 2006, appearing in this Annual Report on Form 11-K of Northeast Utilities Service Company 401(k) Plan for the year ended December 31, 2007.

/s/	Deloitte & Touche LLP
Deloitte & Touche LLP

Hartford, Connecticut
June 27, 2008